Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Fourth Quarter and Full Year FY'26
Results of Operations
Fourth Quarter and Full Year Highlights
▪Korn Ferry reports Q4 FY'26 fee revenue of $759.8 million, a year-over-year increase of 7% and 5% at constant currency. Full year FY'26 fee revenue of $2.9 billion, a year-over-year increase of 7% and 5% at constant currency.
▪Estimated remaining fees under existing contracts at the end of the fourth quarter was $1.9 billion, up 10% year-over-year.
▪Net income attributable to Korn Ferry for the fourth quarter was $73.1 million, with a margin of 9.6%, an increase of 60bps compared to the year-ago quarter, while net income attributable to Korn Ferry for the full year of FY'26 was $277.4 million, with a margin of 9.5%, an increase of 50bps compared to the year-ago period.
▪Fourth quarter Adjusted EBITDA was $129.5 million with a margin of 17.0%, while Adjusted EBITDA for the full year of FY'26 was $497.8 million with a margin of 17.1%.
▪Diluted and adjusted diluted earnings per share were $1.39 and $1.40 in Q4 FY'26, respectively, and $5.22 and $5.28 for the full year FY'26, respectively.
▪The Company repurchased 1,240,458 shares of stock during the quarter for $78.8 million and paid dividends of $28.3 million.
Los Angeles, CA, June 23, 2026 – Korn Ferry (NYSE: KFY), a global consulting firm, today announced fourth quarter and annual fee revenue of $759.8 million and $2.9 billion, respectively. In addition, fourth quarter diluted earnings per share was $1.39 and adjusted diluted earnings per share was $1.40, while full year diluted earnings per share was $5.22 and adjusted diluted earnings per share was $5.28.
“I am very pleased with our quarterly performance. This marks our fifth consecutive quarter of top-line growth, underscoring the strength of our strategy and the increasing relevance of our solutions – all amid an uneven economic environment,” said Gary D. Burnison, CEO, Korn Ferry. “In addition to increased momentum across our broader offerings, I am particularly encouraged by double-digit growth in Professional Search & Interim, reflecting the depth and breadth of our solutions.
“As we conclude another fiscal year, I have never been more excited about the potential for Korn Ferry, the impact we have on clients and our We Are Korn Ferry mindset that is furthering collaboration across our firm. I am incredibly proud of our colleagues around the world. Their expertise and passion are the catalyst as we unlock potential in people and unleash transformation across organizations.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$759.8	$712.0	$2,907.5	$2,730.1
Total revenue	$768.3	$719.8	$2,938.6	$2,761.1
Estimated remaining fees under existing contracts (b)	$1,883.0	$1,709.6	$1,883.0	$1,709.6
Net income attributable to Korn Ferry	$73.1	$64.2	$277.4	$246.1
Net income attributable to Korn Ferry margin	9.6%	9.0%	9.5%	9.0%
Basic earnings per share	$1.42	$1.23	$5.33	$4.69
Diluted earnings per share	$1.39	$1.21	$5.22	$4.60

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$129.5	$121.1	$497.8	$463.9
Adjusted EBITDA margin	17.0%	17.0%	17.1%	17.0%
Adjusted net income attributable to Korn Ferry (d)	$73.5	$70.1	$280.9	$261.2
Adjusted basic earnings per share (d)	$1.43	$1.34	$5.40	$4.98
Adjusted diluted earnings per share (d)	$1.40	$1.32	$5.28	$4.88
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, gain on modification of an office lease, restructuring charges, net and management separation charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Management separation charges are contractual obligations due upon executive's death	$—	$4.6	$—	$4.6
Integration/acquisition costs	$—	$1.7	$4.4	$8.8
Restructuring charges, net	$—	$—	$—	$1.9
Impairment of fixed assets	$—	$—	$—	$0.5
Impairment of right-of-use assets	$—	$—	$—	$2.5
Gain on modification of office lease	$—	$—	$(13.9)	$—
(d)Adjusted net income attributable to Korn Ferry, Adjusted basic earnings per share and Adjusted diluted earnings per share are non-GAAP financial measures that adjust for items in (c) and the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Accelerated depreciation on Digital platform	$—	$—	$13.8	$—
Tax effect on the adjusted items	$0.4	$(0.5)	$(0.9)	$(3.2)

Fiscal 2026 Fourth Quarter Results
The Company reported fee revenue in Q4 FY'26 of $759.8 million, an increase of 7% year-over-year (up 5.0% at constant currency), led by Professional Search & Interim up 14%, followed by Executive Search and Consulting, both up 7% and RPO up 5%.
Net income attributable to Korn Ferry was $73.1 million with a margin of 9.6% in Q4 FY'26, compared to Q4 FY'25 net income attributable to Korn Ferry of $64.2 million with a margin of 9.0%, an increase of 60bps. Adjusted EBITDA was $129.5 million in Q4 FY'26 compared to $121.1 million in Q4 FY'25. Adjusted EBITDA margin was 17.0% in both Q4 FY'26 and Q4 FY'25. Increases in net income attributable to Korn Ferry and margin, as well as Adjusted EBITDA, were primarily due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and costs of services.
Fiscal 2026 Full Year Results
The Company reported fee revenue in FY'26 of $2,907.5 million, an increase of 7% year-over-year (up 5% at constant currency), led by Professional Search & Interim up 11%, Executive Search up 9%, and Consulting and RPO, both up approximately 4%.
Net income attributable to Korn Ferry was $277.4 million with a margin of 9.5% in FY'26, compared to net income attributable to Korn Ferry of $246.1 million with a margin of 9.0% in FY'25, an increase of 50bps. Adjusted EBITDA was $497.8 million in FY'26 compared to $463.9 million in FY'25. Adjusted EBITDA margin was 17.1% in FY'26, essentially flat compared to the year-ago period. Increases in net income attributable to Korn Ferry and margin, as well as Adjusted EBITDA, were primarily due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and cost of services.

Results by Solution
Selected Consulting Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$181.9	$169.4	$691.7	$662.7
Total revenue	$185.3	$172.5	$704.1	$674.1

Estimated remaining fees under existing contracts (b)	$390.1	$367.7	$390.1	$367.7
Ending number of consultants and execution staff (c)	1,522	1,599	1,522	1,599
Hours worked in thousands (d)	366	373	1,426	1,510
Average bill rate (e)	$442	$413	$458	$439

Adjusted Results (f):	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$30.9	$29.1	$118.4	$115.5
Adjusted EBITDA margin	17.0%	17.2%	17.1%	17.4%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents number of employees originating, delivering and executing consulting services.
(d)The number of hours worked by consultant and execution staff during the period.
(e)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(f)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Management separation charges (g)	$—	$4.6	$—	$4.6
Restructuring charges, net	$—	$—	$—	$1.7
Gain on modification of office lease	$—	$—	$(4.1)	$—
______________________
(g)Contractual obligations due upon executive's death.
Fee revenue was $181.9 million in Q4 FY'26 compared to $169.4 million in Q4 FY'25, an increase of $12.5 million or 7% (up 5% on a constant currency basis). The year-over-year increase in Consulting fee revenue was primarily driven by higher fee revenue in leadership development, assessment & succession and organizational strategy offerings.
Adjusted EBITDA was $30.9 million in Q4 FY'26 compared to $29.1 million in the year-ago quarter. Adjusted EBITDA margin was 17.0% in Q4 FY'26, essentially flat compared to the year-ago quarter. The increase in Adjusted EBITDA was primarily from higher fee revenue, partially offset by an increase in compensation and benefits expenses.

Selected Digital Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$89.3	$91.6	$363.5	$363.5
Total revenue	$89.7	$91.6	$364.4	$363.7

Estimated remaining fees under existing contracts (b)	$416.9	$392.6	$416.9	$392.6
Ending number of consultants	233	244	233	244
Subscription & License fee revenue	$38.0	$34.5	$148.6	$137.7

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$27.7	$28.5	$113.1	$112.7
Adjusted EBITDA margin	31.0%	31.1%	31.1%	31.0%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Impairment of fixed assets	$—	$—	$—	$0.4
Gain on modification of office lease	$—	$—	$(2.0)	$—
Fee revenue was $89.3 million in Q4 FY'26 compared to $91.6 million in Q4 FY'25, a decrease of $2.3 million or 3% (down 6% on a constant currency basis).
Adjusted EBITDA was $27.7 million in Q4 FY'26, compared to $28.5 million in the year-ago quarter. Adjusted EBITDA margin was 31.0%, relatively unchanged from the year-ago quarter.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$242.0	$227.0	$924.1	$846.2
Total revenue	$244.1	$229.1	$932.1	$854.1

Estimated remaining fees under existing contracts (c)	$73.2	$69.6	$73.2	$69.6
Ending number of consultants	566	560	566	560
Average number of consultants	565	560	563	551
Engagements billed	3,794	3,827	9,511	9,151
New engagements (d)	1,712	1,738	6,514	6,325

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$64.0	$54.2	$237.4	$206.2
Adjusted EBITDA margin	26.4%	23.9%	25.7%	24.4%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Represents new engagements opened in the respective period.
(e)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Impairment of right-of-use assets	$—	$—	$—	$2.5
Impairment of fixed assets	$—	$—	$—	$0.2
Gain on modification of office lease	$—	$—	$(3.7)	$—
Restructuring charges, net	$—	$—	$—	$0.2
Fee revenue was $242.0 million in Q4 FY'26 compared to $227.0 million in Q4 FY'25, an increase of $15.0 million or 7% (up 5% at constant currency). The year-over-year increase in fee revenue was driven by an increase in the weighted-average fees billed per engagement, resulting from more search work at higher levels. The Company experienced fee revenue growth in all regions.
Adjusted EBITDA was $64.0 million in Q4 FY'26 compared to $54.2 million in the year-ago quarter, an increase of $9.8 million or 18% year-over-year. Adjusted EBITDA margin was 26.4%, compared to 23.9% in the year-ago quarter. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to an increase in fee revenue combined with lower general and administrative expenses, partially offset by an increase in compensation and benefits expenses.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$149.1	$130.7	$561.1	$503.5
Total revenue	$150.4	$131.7	$566.3	$507.2

Permanent Placement:
Fee revenue	$59.8	$50.9	$222.4	$203.8
Estimated remaining fees under existing contracts (b)	$16.5	$14.1	$16.5	$14.1
Engagements billed	1,784	1,829	4,835	4,830
New engagements (c)	1,034	1,009	3,902	3,811
Ending number of consultants	290	309	290	309
Interim:
Fee revenue	$89.3	$79.8	$338.7	$299.7
Estimated remaining fees under existing contracts (b)	$144.1	$107.6	$144.1	$107.6
Average bill rate (d)	$151	$131	$145	$133
Average weekly billable consultants (e)	1,234	1,301	1,237	1,168

Adjusted Results (f):	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$33.9	$27.4	$121.2	$107.6
Adjusted EBITDA margin	22.7%	21.0%	21.6%	21.4%
_____________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents new engagements opened in the respective period.
(d)Fee revenue from interim divided by the number of hours worked by consultants.
(e)The number of billable consultants based on a weekly average in the respective period.
(f)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Integration/acquisition costs	$—	$1.6	$4.4	$6.0
Gain on modification of office lease	$—	$—	$(2.6)	$—
Fee revenue was $149.1 million in Q4 FY'26 compared to $130.7 million in Q4 FY'25, an increase of $18.4 million or 14% (up 12% at constant currency). Fee revenue increased due to higher fee revenues in both Permanent Placement and Interim. The year-over-year increase in Interim fee revenue was primarily due to a 15% increase in average bill rate. The year-
over-year increase in Permanent Placement fee revenue was driven by an increase in the weighted-average fee billed per engagement.
Adjusted EBITDA was $33.9 million in Q4 FY'26 compared to $27.4 million in the year-ago quarter. Adjusted EBITDA margin was 22.7% in Q4 FY'26 compared to 21.0% in the year-ago quarter. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and cost of services.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$97.6	$93.3	$367.1	$354.1
Total revenue	$98.7	$94.8	$371.8	$362.0

Estimated remaining fees under existing contracts (b)	$842.2	$758.0	$842.2	$758.0
RPO new business (c)	$137.2	$118.8	$543.9	$533.4

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$15.5	$14.5	$57.7	$52.6
Adjusted EBITDA margin	15.8%	15.5%	15.7%	14.9%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$—	$—	$(1.5)	$—
Fee revenue was $97.6 million in Q4 FY'26 compared to $93.3 million in Q4 FY'25, an increase of $4.3 million or 5% (up 3% at constant currency). RPO fee revenue increased primarily due to new logo client wins in North America.
Adjusted EBITDA was $15.5 million in Q4 FY'26 compared to $14.5 million in the year-ago quarter. Adjusted EBITDA margin was 15.8% in Q4 FY'26, compared to 15.5% in Q4 FY'25.

Outlook
Assuming no material negative impact from the recent Middle East conflict and that other worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q1 FY’27 fee revenue is expected to be in the range of $725 million and $745 million; and
▪Q1 FY’27 diluted earnings per share is expected to range between $1.32 to $1.38.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, impact of global events on our business, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, including the recent Middle East conflict, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property, our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the use of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude accelerated depreciation on our Digital platform, management separation charges, integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude cost associated with accelerated depreciation on our Digital platform, management separation charges, integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude management separation charges, integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These items, which are described in the footnotes in the attached reconciliations, represent 1) costs associated with previous acquisitions, such as legal and professional fees, retention awards and on-going integration expenses, 2) gain on modification of an office lease where the Company received lease incentives to shorten the lease term, 3) restructuring charges, net to align workforce to eliminate excess capacity resulting from challenging macroeconomic business environment, 4) accelerated depreciation associated with the decision to sunset our Digital platform, 5) impairment of fixed assets primarily due to software impairment charge in our Digital segment, 6) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices and 7) management separation charges due to contractual obligations due upon executive's death. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2026	2025	2026	2025

	(unaudited)
Fee revenue	$759,772	$712,048	$2,907,469	$2,730,088
Reimbursed out-of-pocket engagement expenses	8,484	7,779	31,172	30,998
Total revenue	768,256	719,827	2,938,641	2,761,086

Compensation and benefits	486,737	443,503	1,867,005	1,758,024
General and administrative expenses	67,659	68,623	247,727	258,488
Reimbursed expenses	8,484	7,779	31,172	30,998
Cost of services	82,262	74,827	319,150	285,075
Depreciation and amortization	21,591	20,531	98,844	80,287
Restructuring charges, net	—	—	—	1,892
Total operating expenses	666,733	615,263	2,563,898	2,414,764

Operating income	101,523	104,564	374,743	346,322
Other income (loss), net	6,410	(10,306)	33,705	18,953
Interest expense, net	(5,056)	(5,331)	(19,998)	(20,363)
Income before provision for income taxes	102,877	88,927	388,450	344,912
Income tax provision	29,052	23,789	107,630	93,836
Net income	73,825	65,138	280,820	251,076
Net income attributable to noncontrolling interest	(691)	(894)	(3,386)	(5,014)
Net income attributable to Korn Ferry	$73,134	$64,244	$277,434	$246,062

Earnings per common share attributable to Korn Ferry:
Basic	$1.42	$1.23	$5.33	$4.69
Diluted	$1.39	$1.21	$5.22	$4.60

Weighted-average common shares outstanding:
Basic	50,932	51,599	51,428	51,778
Diluted	51,922	52,504	52,519	52,806

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,			Year Ended April 30,
	2026	2025	% Change	2026	2025	% Change
Fee revenue:
Consulting	$181,920	$169,363	7.4%	$691,654	$662,708	4.4%
Digital	89,282	91,634	(2.6%)	363,523	363,530	—%
Executive Search:
North America	156,095	143,014	9.1%	583,394	535,921	8.9%
EMEA	54,135	53,479	1.2%	215,134	194,088	10.8%
Asia Pacific	24,622	23,630	4.2%	97,527	87,337	11.7%
Latin America	7,099	6,880	3.2%	28,049	28,862	(2.8%)
Total Executive Search (a)	241,951	227,003	6.6%	924,104	846,208	9.2%
Professional Search & Interim	149,060	130,710	14.0%	561,077	503,515	11.4%
RPO	97,559	93,338	4.5%	367,111	354,127	3.7%
Total fee revenue	759,772	712,048	6.7%	2,907,469	2,730,088	6.5%
Reimbursed out-of-pocket engagement expenses	8,484	7,779	9.1%	31,172	30,998	0.6%
Total revenue	$768,256	$719,827	6.7%	$2,938,641	$2,761,086	6.4%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	April 30, 2026	April 30, 2025

ASSETS
Cash and cash equivalents	$1,095,445	$1,006,964
Marketable securities	38,914	36,388
Receivables due from clients, net of allowance for doubtful accounts of $42,527 and $40,461 at April 30, 2026 and 2025, respectively	573,350	565,255
Income taxes and other receivables	75,410	38,394
Unearned compensation	64,421	61,649
Prepaid expenses and other assets	58,437	41,488
Total current assets	1,905,977	1,750,138

Marketable securities, non-current	247,132	233,626
Property and equipment, net	191,531	173,610
Operating lease right-of-use assets, net	170,986	152,712
Cash surrender value of company-owned life insurance policies, net of loans	289,058	252,621
Deferred income taxes	113,207	144,560
Goodwill	950,636	948,832
Intangible assets, net	45,858	70,193
Unearned compensation, non-current	118,592	106,965
Investments and other assets	31,799	27,967
Total assets	$4,064,776	$3,861,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,682	$58,884
Income taxes payable	19,573	23,079
Compensation and benefits payable	570,242	530,473
Operating lease liability, current	28,111	38,573
Other accrued liabilities	314,402	304,589
Total current liabilities	982,010	955,598

Deferred compensation and other retirement plans	510,774	477,770
Operating lease liability, non-current	164,899	131,762
Long-term debt	398,565	397,736
Deferred tax liabilities	5,723	5,981
Other liabilities	23,902	20,238
Total liabilities	2,085,873	1,989,085

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 79,203 and 78,264 shares issued and 50,225 and 51,458 shares outstanding at April 30, 2026 and 2025, respectively	284,370	364,425
Retained earnings	1,761,063	1,588,274
Accumulated other comprehensive loss, net	(72,827)	(86,243)
Total Korn Ferry stockholders' equity	1,972,606	1,866,456
Noncontrolling interest	6,297	5,683
Total stockholders' equity	1,978,903	1,872,139
Total liabilities and stockholders' equity	$4,064,776	$3,861,224

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2026	2025	2026	2025

Net income attributable to Korn Ferry	$73,134	$64,244	$277,434	$246,062
Net income attributable to non-controlling interest	691	894	3,386	5,014
Net income	73,825	65,138	280,820	251,076
Income tax provision	29,052	23,789	107,630	93,836
Income before provision for income taxes	102,877	88,927	388,450	344,912
Interest expense, net	5,056	5,331	19,998	20,363
Depreciation and amortization (1)	21,591	20,531	98,844	80,287
Management separation charges (2)	—	4,614	—	4,614
Integration/acquisition costs (3)	—	1,738	4,420	8,837
Gain on modification of office lease (4)	—	—	(13,907)	—
Impairment of right-of-use assets (5)	—	—	—	2,452
Impairment of fixed assets (6)	—	—	—	509
Restructuring charges, net (7)	—	—	—	1,892
Adjusted EBITDA	$129,524	$121,141	$497,805	$463,866

Net income attributable to Korn Ferry margin	9.6%	9.0%	9.5%	9.0%
Net income attributable to non-controlling interest	0.1%	0.1%	0.1%	0.2%
Income tax provision	3.8%	3.3%	3.7%	3.4%
Interest expense, net	0.7%	0.8%	0.7%	0.8%
Depreciation and amortization (1)	2.8%	2.9%	3.4%	2.9%
Management separation charges (2)	—%	0.7%	—%	0.2%
Integration/acquisition costs (3)	—%	0.2%	0.2%	0.3%
Gain on modification of office lease (4)	—%	—%	(0.5%)	—%
Impairment of right-of-use assets (5)	—%	—%	—%	0.1%
Impairment of fixed assets (6)	—%	—%	—%	0.0%
Restructuring charges, net (7)	—%	—%	—%	0.1%
Adjusted EBITDA margin	17.0%	17.0%	17.1%	17.0%

Net income attributable to Korn Ferry	$73,134	$64,244	$277,434	$246,062
Accelerated depreciation on Digital platform (1)	—	—	13,846	—
Management separation charges (2)	—	4,614	—	4,614
Integration/acquisition costs (3)	—	1,738	4,420	8,837
Gain on modification of office lease (4)	—	—	(13,907)	—
Impairment of right-of-use assets (5)	—	—	—	2,452
Impairment of fixed assets (6)	—	—	—	509
Restructuring charges, net (7)	—	—	—	1,892
Tax effect on the adjusted items (8)	380	(487)	(863)	(3,187)
Adjusted net income attributable to Korn Ferry	$73,514	$70,109	$280,930	$261,179
Explanation of Non-GAAP Adjustments
(1)Depreciation and amortization includes $13.8 million of accelerated depreciation associated with the decision to sunset our Digital platform in the year ended April 30, 2026.
(2)Contractual obligations due upon executive's death.
(3)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(4)Gain on the modification of an office lease where the Company received lease incentives to shorten the lease term.
(5)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(6)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(7)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(8)Tax effect on accelerated depreciation on Digital platform, management separation charges, integration/acquisition costs, gain on modification of office lease, impairment of right-of-use assets and fixed assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2026	2025	2026	2025

Basic earnings per common share	$1.42	$1.23	$5.33	$4.69
Accelerated depreciation on Digital platform (1)	—	—	0.27	—
Management separation charges (2)	—	0.09	—	0.09
Integration/acquisition costs (3)	—	0.03	0.09	0.17
Gain on modification of office lease (4)	—	—	(0.27)	—
Impairment of right-of-use assets (5)	—	—	—	0.05
Impairment of fixed assets (6)	—	—	—	0.01
Restructuring charges, net (7)	—	—	—	0.03
Tax effect on the adjusted items (8)	0.01	(0.01)	(0.02)	(0.06)
Adjusted basic earnings per share	$1.43	$1.34	$5.40	$4.98

Diluted earnings per common share	$1.39	$1.21	$5.22	$4.60
Accelerated depreciation on Digital platform (1)	—	—	0.26	—
Management separation charges (2)	—	0.09	—	0.09
Integration/acquisition costs (3)	—	0.03	0.08	0.16
Gain on modification of office lease (4)	—	—	(0.26)	—
Impairment of right-of-use assets (5)	—	—	—	0.05
Impairment of fixed assets (6)	—	—	—	0.01
Restructuring charges, net (7)	—	—	—	0.03
Tax effect on the adjusted items (8)	0.01	(0.01)	(0.02)	(0.06)
Adjusted diluted earnings per share	$1.40	$1.32	$5.28	$4.88
Explanation of Non-GAAP Adjustments
(1)Depreciation and amortization includes $13.8 million of accelerated depreciation associated with the decision to sunset our Digital platform in the year ended April 30, 2026.
(2)Contractual obligations due upon executive's death.
(3)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(4)Gain on the modification of an office lease where the Company received lease incentives to shorten the lease term.
(5)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(6)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(7)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(8)Tax effect on accelerated depreciation on Digital platform, management separation charges, integration/acquisition costs, gain on modification of office lease, impairment of right-of-use assets and fixed assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,
	2026				2025

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$73,134	9.6%			$64,244	9.0%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$181,920	$185,298	$30,923	17.0%	$169,363	$172,537	$29,055	17.2%
Digital	89,282	89,702	27,691	31.0%	91,634	91,642	28,477	31.1%
Executive Search:
North America	156,095	157,748	48,371	31.0%	143,014	144,673	39,062	27.3%
EMEA	54,135	54,440	9,199	17.0%	53,479	53,773	9,092	17.0%
Asia Pacific	24,622	24,817	5,290	21.5%	23,630	23,802	4,965	21.0%
Latin America	7,099	7,108	1,106	15.6%	6,880	6,884	1,103	16.0%
Total Executive Search	241,951	244,113	63,966	26.4%	227,003	229,132	54,222	23.9%
Professional Search & Interim	149,060	150,419	33,863	22.7%	130,710	131,674	27,426	21.0%
RPO	97,559	98,724	15,455	15.8%	93,338	94,842	14,499	15.5%
Corporate	—	—	(42,374)		—	—	(32,538)
Consolidated	$759,772	$768,256	$129,524	17.0%	$712,048	$719,827	$121,141	17.0%

	Year Ended April 30,
	2026				2025

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$277,434	9.5%			$246,062	9.0%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$691,654	$704,129	$118,413	17.1%	$662,708	$674,070	$115,481	17.4%
Digital	363,523	364,383	113,129	31.1%	363,530	363,727	112,696	31.0%
Executive Search:
North America	583,394	589,313	173,703	29.8%	535,921	542,068	148,242	27.7%
EMEA	215,134	216,517	36,572	17.0%	194,088	195,268	31,689	16.3%
Asia Pacific	97,527	98,138	21,475	22.0%	87,337	87,840	18,119	20.7%
Latin America	28,049	28,092	5,603	20.0%	28,862	28,876	8,149	28.2%
Total Executive Search	924,104	932,060	237,353	25.7%	846,208	854,052	206,199	24.4%
Professional Search & Interim	561,077	566,253	121,156	21.6%	503,515	507,246	107,600	21.4%
RPO	367,111	371,816	57,658	15.7%	354,127	361,991	52,635	14.9%
Corporate	—	—	(149,904)		—	—	(130,745)
Consolidated	$2,907,469	$2,938,641	$497,805	17.1%	$2,730,088	$2,761,086	$463,866	17.0%